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                                                                   EXHIBIT 10.18

                       Lumbermens Mutual Casualty Company

                               September 29, 2003

SeaBright Insurance Holdings, Inc.
SeaBright Insurance Company
2101 4th Avenue, Suite 1600
Seattle, Washington  98121

Ladies and Gentlemen:

            Reference is hereby made to that certain Purchase Agreement (as amended, the "Purchase Agreement"), dated as of July 14, 2003, by and among SeaBright Insurance Holdings, Inc., a Delaware corporation (formerly known as Insurance Holdings, Inc., "Buyer"), Kemper Employers Group, Inc., a Washington corporation ("KEG"), Lumbermens Mutual Casualty Company, an Illinois domiciled mutual insurance company ("LMC"), Eagle Pacific Insurance Company, a Washington domiciled insurance company ("Eagle Pacific"), and Pacific Eagle Insurance Company, a California domiciled insurance company ("Pacific Eagle" and, together with KEG, LMC and Eagle Pacific, the "Sellers"), as amended by that certain letter agreement, dated as of July 30, 2003 (the "July 30 Letter"), and that certain letter agreement, dated as of September 15, 2003. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

            In connection with the Purchase Agreement, Buyer and Sellers hereby agree that:

1. Section 8.2(b) of the Purchase Agreement shall be amended and restated to read in its entirety as follows:

      (b) On or prior to the Closing Date, Buyer shall arrange for the establishment by Kemper Employers Insurance Company of a defined contribution plan under Section 401(k) of the Code (the "KEIC 401(k) Plan"). Within two business days following the Closing, Sellers shall cause the trustee of the Eagle Employees Savings and Profit Sharing Plan (the "Eagle 401(k) Plan") to transfer in cash (but including promissory notes evidencing participant loans) to the KEIC 401(k) Plan the account balances of the Transferred Employees. Such transfer of account balances shall be in accordance with Section 414(l) of the Code.

2. The reference to "Buyer's 401(k) Plan" in Section 8.2(a) of the Purchase Agreement is hereby amended to read as follows: "KEIC's 401(k) Plan".

3. In order to clarify the intent of the parties at the time of the execution of the Purchase Agreement and the July 30 Letter, the definition of KEIC Book Value in the Purchase Agreement shall be amended and restated to read in its entirety as follows:

      "KEIC Book Value" means an amount equal to the book value of KEIC as of the close of business on the day prior to the Closing Date, calculated in accordance with the Agreed Accounting Principles, after giving effect to the Commutation Agreement, and increased (without duplication) by the aggregate amount of (i) the California Prepayments

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      transferred by LMC to KEIC pursuant to Section 7.11, (ii) the non-admitted prepaid unallocated loss adjustment expense asset resulting from Sellers' agreement to be responsible for the servicing of claims under all insurance policies written by KEIC prior to the Closing Date and the prepayment therefor, regardless of whether such prepayments would otherwise be included in calculating book value in accordance with SAP and
      (iii) the net aggregate unrealized gain, if any, as of the close of business on the day prior to the Closing Date (net of Taxes) with respect to the assets owned by KEIC that are then held on deposit with any Administrative Authority.

4. Notwithstanding anything to the contrary contained in the Purchase Agreement, the Commutation Agreement shall be executed by both of LMC and KEIC, and the transactions contemplated thereunder shall be consummated, immediately following the sale of shares of KEIC by KEG to Buyer, and each of Buyer and the Sellers agrees to cause such execution and delivery of the Commutation Agreement and the consummation of such transactions to occur as of such time. The parties acknowledge that the Commutation Agreement is an integral component of the transactions contemplated by the Purchase Agreement, and each of Buyer and the Sellers shall report and file all Tax Returns on the basis that the transactions occurring under the Commutation Agreement are for the account of, and included entirely within, LMC's consolidated Tax Return, and no party shall take any position inconsistent with the foregoing; provided, however, that notwithstanding anything to the contrary in the Purchase Agreement, Buyer shall indemnify and hold harmless each of the Seller Group Members from and against any and all Losses and Expenses incurred by such Seller Group Members in connection with any dispute or other proceeding, if any, arising as a result of reporting the transactions on such basis.

5. Section 7 of the July 30 Letter shall be amended and restated to read in its entirety as follows:

      Buyer shall have the right to purchase its own Oracle software licenses after the Closing, in lieu of assuming any obligations with respect to any of Seller's Oracle software licenses. Buyer shall notify Sellers of its decision in this regard within five business days following the Closing.

6. At the Closing, in lieu of entering into the form of Reinsurance Trust Agreement contemplated by the Purchase Agreement and July 30 Letter, LMC and KEIC shall enter into the Trust Agreement in the form attached hereto as Exhibit A (the "Interim Trust Agreement") with The Bank of New York, as trustee. Following the Closing, LMC and Buyer shall use their reasonable best efforts to cause as soon as reasonably practicable the amendment and restatement of the Interim Trust Agreement to conform to the form of Reinsurance Trust Agreement contemplated by the Purchase Agreement and July 30 Letter, with such changes as may be requested by The Bank of New York and reasonably agreed to by LMC and Buyer; provided, that LMC and Buyer shall use their reasonable best efforts to minimize such changes from the contemplated form. In the event that LMC and Buyer cannot reasonably agree to all of the proposed changes requested by The Bank of New York (or such proposed changes materially alter the underlying agreement of Buyer and the Sellers with respect to the reinsurance trust arrangement), LMC and Buyer agree to use their reasonable best efforts to, as soon as reasonably practicable, (i)

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      identify a successor trustee reasonably acceptable to both LMC and Buyer and to whom the form of Reinsurance Trust Agreement is acceptable, with such changes as may be requested by such successor trustee and reasonably agreed to by LMC and Buyer (the "Agreed Trust Agreement"), and (ii) cause such Person to succeed to The Bank of New York as trustee of the reinsurance trust created pursuant to the Interim Trust Agreement simultaneously with an amendment and restatement of the Interim Trust Agreement to conform to the form of the Agreed Trust Agreement.

7. Except as expressly amended by this letter agreement, the Purchase Agreement is not otherwise amended or modified and remains in full force and effect in accordance with its original terms (as previously amended in writing prior to the date of this letter agreement).

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      In witness whereof, each of the parties has caused this letter to be executed as of the date first written above.

                                SEABRIGHT INSURANCE
                                HOLDINGS, INC.

                                By:      /s/ John G. Pasqualetto
                                    --------------------------------------------
                                    Name: John G. Pasqualetto
                                    Title: President

                                KEMPER EMPLOYERS GROUP, INC.

                                By:      /s/ William A. Hickey
                                    --------------------------------------------
                                    Name: William A. Hickey
                                    Title: Vice President

                                LUMBERMENS MUTUAL CASUALTY COMPANY

                                By:      /s/ William A. Hickey
                                    --------------------------------------------
                                    Name: William A. Hickey
                                    Title: Chief Financial Officer and
                                           Executive Vice President

                                EAGLE PACIFIC INSURANCE COMPANY

                                By:      /s/ John K. Conway
                                    --------------------------------------------
                                    Name: John K. Conway
                                    Title: Secretary

                                PACIFIC EAGLE INSURANCE COMPANY

                                By:      /s/ John K. Conway
                                    --------------------------------------------
                                    Name: John K. Conway
                                    Title: Secretary

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